Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Newmarkt Corp.  (the “Company”) on Form 10-Q for the quarter ended October 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Denis Razvodovskij, Principal Executive, Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

December 7, 2017. By:	/s/ Denis Razvodovskij
Name: Denis Razvodovskij
Title: President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)